Exhibit 99.1

Sitio Royalties REPORTS third QUARTER 2022 OPERATIONAL AND FINANCIAL RESULTS record high AVERAGE DAILY PRODUCTION VOLUME OF 17,990 BOE/D; pro forma average daily production volume of 18,571 boe/d, including momentum minerals volumes for the entire third quarter 2022

DECLARED $0.72 DIVIDEND PER SHARE OF CLASS A COMMON STOCK, a sequential increase of $0.01 per share despite a decrease of 14% in realized unhedged commodity prices announced transformative at-market, all-stock merger with brigham minerals, which will form a premier consolidator of oil and gas mineral and royalty interests closed on previously announced acqusition of over 12,200 Permian basin net royalty acres from momentum minerals increased pro forma combined sitio and brigham minerals average daily production volume guidance for the twelve months ending june 30, 2023 to 32,750 – 34,250 Boe/d refinanced $425 million 364-Day Bridge term loan with $450 million of senior unsecured notes due 2026

DENVER, Colorado—November 8, 2022— Sitio Royalties Corp. (NYSE: STR) (“Sitio”, "STR" or the “Company”) today announced operational and financial results for the quarter ended September 30, 2022.

THIRD QUARTER 2022 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•
Average daily production volume of 17,990 barrels of oil equivalent per day ("Boe/d"), (51% oil), up 45% sequentially from 2Q 2022; Pro forma average daily production volume of 18,571 Boe/d, including Momentum Minerals volumes for the entire 3Q 2022
•
Net income of $69.0 million, down 4% sequentially from 2Q 2022 and cash flow from operations of $82.6 million, up 89% sequentially from 2Q 2022
•
Adjusted EBITDA of $106.3 million(1), up 38% sequentially from 2Q 2022 and Discretionary Cash Flow ("DCF")(1) of $93.4 million, up 24% sequentially from 2Q 2022
•
Declared 3Q 2022 dividend of $0.72 per share of Class A Common Stock; implied annualized dividend yield of 9.4% based on STR's Class A Common Stock closing price of $30.64 on November 7, 2022
•
131.1 net producing wells online as of September 30, 2022, a sequential increase from 2Q 2022 of 4.3 net wells, or 3.4%(2)
•
4.1 net wells turned-in-line ("TIL") during 3Q 2022, approximately 95% of which were in the Permian Basin
•
26.7 net line-of-sight ("LOS") wells as of September 30, 2022, comprised of 15.9 net spuds and 10.8 net permits, with approximately 91% of total net LOS wells in the Permian Basin
•
Closed previously announced acquisition of over 12,200 net royalty acres from Momentum Minerals in July 2022 for approximately $213 million after purchase price adjustments
•
Signed definitive agreement to merge with Brigham Minerals in an at-market, all-stock transaction, which is expected to close in 1Q 2023 pending customary closing conditions and approvals
•
Issued $450 million of senior unsecured notes due 2026 and used a portion of the proceeds to fully repay outstanding amounts on the Company's $425 million 364-day Bridge Term Loan

In August of 2022, Sitio provided financial and operational guidance for the second half 2022. Third quarter 2022 results relative to guidance for the second half of 2022 are shown in the table below.

2H 2022 Guidance Metric	3Q 2022 Results	2H 2022 Guidance
2022 Average daily production (Mboe/d)	18.0	18.0 – 19.0
2022 Average daily production (% oil)	51.1%	50.0% – 53.0%
2022 Gathering and transportation ($/Boe)	$1.33	$1.15 – $1.65
Cash G&A ($ in millions)(1)	$4.6	$15.0-$16.5(annualized)
2022 Production taxes (% of royalty revenue)	7%	7% – 9%
2022 Cash tax rate (% of pre-tax income)	2%	2% – 4%

(1) Adjusted EBITDA, Discretionary Cash Flow and Cash G&A are non-GAAP financial measures. For definitions of such measures and reconciliations to their most directly comparable GAAP financial measures, please see “Non-GAAP financial measures.”

(2) 2Q 2022 net producing wells online included interests acquired from Momentum Minerals, which closed in July of 2022.

Chris Conoscenti, Chief Executive Officer of Sitio commented, “The third quarter was another impressive demonstration of the Sitio team’s focus on building long-term shareholder value by continuing large-scale consolidation of the highly-fragmented minerals and royalties space. We closed on our previously announced acquisition of approximately 12,200 NRAs in the Permian Basin from Momentum Minerals in July and we announced the all-stock merger with Brigham Minerals in September which will add over 85,000 NRAs to our portfolio, half of which are in the Permian Basin. In addition to executing on the largest minerals M&A transaction to date, our current asset base generated another quarter of compelling financial results, with increased per share metrics for Discretionary Cash Flow and dividends despite approximately 14% lower unhedged commodity prices than the second quarter on a per barrel of oil equivalent basis. Activity on our assets has been resilient and line-of-sight wells continue to be at the highest levels in our Company's history and operated by a balanced mix of well-capitalized public and private E&P companies.”

OPERATOR ACTIVITY AND MERGERS AND ACQUISITIONS UPDATE

During the third quarter of 2022, the Company estimates that there were 4.1 net wells turned-in-line and that as of September 30, 2022, there were 26.7 net LOS wells comprised of 15.9 net spuds and 10.8 net permits on the Company's acreage, approximately the same number of net LOS wells as of June 30, 2022. Third quarter 2022 daily production volume averaged 17,990 Boe/d, which included a full quarter of production from assets acquired from Foundation Minerals and 66 days of production from assets acquired from Momentum Minerals. Pro forma for a full quarter of production from the assets acquired from Momentum Minerals, third quarter 2022 daily production averaged 18,571 Boe/d.

Sitio completed its acquisition of more than 12,200 NRAs from Momentum Minerals on July 26, 2022 and on September 6, 2022, announced signing of a definitive agreement for an all-stock merger with Brigham Minerals, which would materially enhance Sitio's scale to more than 259,000 NRAs, improve margins, reduce leverage and increase public float by nearly 6 times to approximately $2 billion. On October 11, 2022, Snapper Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Sitio (“New Sitio”) filed a registration statement on Form S-4 related to the Brigham merger with the SEC. While the registration statement has not yet become effective and the information contained therein is subject to change, it provides important information about the transaction and the proposals to be considered by the shareholders of Brigham and Sitio. Sitio expects the transaction to close in 1Q 2023, subject to customary closing conditions, including regulatory clearance and approvals by the shareholders of Sitio and Brigham.

The following table summarizes Sitio's net average daily production, net wells and net royalty acres by area:

	Delaware	Midland	Eagle Ford	Appalachia	Total
Average Daily Production (Boe/d)
As reported for the three months ended September 30, 2022	10,943	3,719	2,440	888	17,990
% Oil	48%	69%	57%	3%	51%

Net Well Activity (normalized to 5,000' laterals)
Net wells online as of September 30, 2022	71.8	22.6	33.4	3.3	131.1

Net wells TIL for the three months ended September 30, 2022	1.6	2.3	0.2	-	4.1

Net LOS wells as of September 30, 2022	14.4	9.9	2.4	-	26.7
Spuds	7.1	7.6	1.2	0.0	15.9
Permits	7.3	2.3	1.2	-	10.8

Net Royalty Acres (normalized to 1/8th royalty equivalent)
June 30, 2022	102,200	25,200	21,800	12,400	161,600
September 30, 2022	110,300	29,500	21,500	12,500	173,800
NRA Increase since June 30, 2022	8,100	4,300	(300)	100	12,200

FINANCIAL UPDATE

Sitio's third quarter 2022 average unhedged realized prices including all expected quality, transportation and demand adjustments were $93.81 per barrel of oil, $6.55 per Mcf of natural gas and $31.98 per barrel of natural gas liquids, for a total equivalent price of $65.71 per barrel of oil equivalent. During the third quarter, the Company received $2.7 million in net cash settlements for commodity derivative contracts and as a result, average hedged realized prices were $97.32 per barrel of oil, $6.46 per Mcf of natural gas and $31.98 per barrel of natural gas liquids, for a total equivalent price of $67.36 per barrel of oil equivalent. This represents an $8.92 per barrel of oil equivalent, or a 12% decrease relative to hedged realized prices for the three months ended June 30, 2022.

Consolidated net income for the third quarter of 2022 was $69.0 million, a decrease of 4% relative to the second quarter of 2022. Consolidated net income was positively impacted by a $32.0 million non-cash hedging gain from Sitio's commodity derivative contracts and partially offset by increased interest expense of $13.0 million and increased general and administrative expenses of $6.7 million, which were driven primarily by $4.8 million of costs related to one-time transactions and write off of financing costs. For the three months ended September 30, 2022, Adjusted EBITDA was $106.3 million, up 39% from the three months ended June 30, 2022 primarily due to increased production volumes and partially offset by lower commodity prices.

As of September 30, 2022, the Company had $677.0 million of total debt (comprised of $227.0 million drawn on its revolving credit facility and $450.0 million of senior unsecured notes) and liquidity of $83.8 million, including $10.8 million of cash on hand. In late September of 2022, the Company issued $450.0 million of senior unsecured notes and used the net proceeds to fully pay down its $425.0 million 364-day unsecured term loan and for general corporate purposes. As of September 30, 2022, Sitio was in compliance with all financial covenants of its outstanding debt instruments.

	Oil (NYMEX WTI)
	4Q22	2023	2024	1H25
Swaps
Bbl per day	2,200	3,050	3,300	1,100
Average price ($/Bbl)	$106.31	$93.71	$82.66	$74.65
Collars
Bbl per day	—	—	—	2,000
Average call ($/Bbl)	—	—	—	$93.20
Average put ($/Bbl)	—	—	—	$60.00
	Gas (NYMEX Henry Hub)
	4Q22	2023	2024	1H25
Swaps
MMBtu per day	500	500	500	—
Average price ($/MMBtu)	$4.63	$3.83	$3.41	—
Collars
MMBtu per day	6,000	8,500	11,400	11,600
Average call ($/MMBtu)	$9.69	$7.93	$7.24	$10.34
Average put ($/MMbtu)	$6.00	$4.82	$4.00	$3.31

GUIDANCE UPDATE

After reviewing completed third quarter 2022 results, the Company is increasing average daily production to 32,750 – 34,250 Boe/d, increasing Cash G&A to $22.0 – $23.0 million, decreasing production taxes to 6% – 8% of royalty revenue and reaffirming guidance for all other metrics for the twelve months ending June 30, 2023 on a pro forma combined basis for the Brigham Minerals merger, which is shown in the table below.

For the twelve months ending June 30, 2023	Low	High
Average Daily Production
Average daily production (Boe/d)	32,750	34,250
Average daily production (% oil)	49%	51%

Revenue Deductions, Expenses and Taxes
Gathering and transportation ($/Boe)	$1.25	$1.75
Cash G&A ($ in millions)	$22.0	$23.0
Production taxes (% of royalty revenue)	6%	8%
Cash tax rate (% of pre-tax income)	10%	12%

THIRD QUARTER CASH DIVIDEND

The Company's Board of Directors declared a cash dividend of $0.72 per share of Class A Common Stock with respect to the third quarter of 2022. The dividend is payable on November 30, 2022 to the stockholders of record at the close of business on November 21, 2022.

THIRD QUARTER 2022 EARNINGS CONFERENCE CALL

Sitio will host a conference call at 8:30 a.m. Eastern on Wednesday, November 9, 2022 to discuss its third quarter 2022 operating and financial results. Participants can access the call by dialing 1-844-200-6205 in the United States or 1-929-526-1599 in other locations with access code 835942 or via webcast at https://events.q4inc.com/attendee/152608414. The conference call, live webcast and archive of the call can also be accessed through the Investor Relations section of Sitio’s website at www.sitio.com.

UPCOMING INVESTOR CONFERENCE

Members of Sitio's management team will be attending the Capital One Securities 17th Annual Energy Conference on December 6, 2022. Presentation materials associated with this event will be accessible through the Investor Relations section of Sitio's website at www.sitio.com.

FINANCIAL RESULTS

Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Production Data:
Crude oil (MBbls)	846	363	1,969	783
Natural gas (Mmcf)	2,916	1,290	6,481	3,244
NGLs (MBbls)	323	140	760	320
Total (MBOE)(6:1)	1,655	718	3,809	1,644
Average daily production (BOE/d)(6:1)	17,990	7,810	13,950	6,021
Average Realized Prices:
Crude oil (per Bbl)	$93.81	$66.61	$98.12	$62.63
Natural gas (per Mcf)	$6.55	$3.74	$6.05	$3.43
NGLs (per Bbl)	$31.98	$29.43	$36.68	$28.31
Combined (per BOE)	$65.71	$46.14	$68.33	$42.11
Average Realized Prices After Effects of Derivative Settlements:
Crude oil (per Bbl)	$97.32	$66.61	$99.48	$62.63
Natural gas (per Mcf)	$6.46	$3.74	$5.99	$3.43
NGLs (per Bbl)	$31.98	$29.43	$36.68	$28.31
Combined (per BOE)	$67.36	$46.14	$68.93	$42.11

Selected Expense Metrics

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Severance and ad valorem taxes	6.6%	6.9%
Depreciation, depletion and amortization ($/Boe)	$19.34	$17.67
General and administrative ($/Boe)	$8.08	$6.33
Cash general and administrative ($/Boe)	$2.80	$2.94
Interest expense, net ($/Boe)	$9.05	$4.75

Condensed Consolidated Balance Sheets

(In thousands except par and share amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,812	$12,379
Accrued revenue and accounts receivable, net	83,514	36,202
Prepaid assets	1,297	235
Derivative asset	22,531	—
Total current assets	118,154	48,816
Property and equipment
Oil and natural gas properties, successful efforts method:
Unproved properties	1,473,142	817,873
Proved properties	1,042,257	447,369
Other property and equipment	3,201	8,187
Accumulated depreciation, depletion and amortization	(186,004)	(121,536)
Net oil and gas properties and other property and equipment	2,332,596	1,151,893
Other long-term assets
Long-term derivative asset	28,888	—
Deferred financing costs	6,131	2,145
Other long-term assets	648	—
Total long-term assets	35,667	2,145
TOTAL ASSETS	$2,486,417	$1,202,854
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$15,877	$4,140
Due to affiliates	—	442
Warrant liability	2,770	—
Derivative liability	150	—
Total current liabilities	18,797	4,582
Long-term liabilities
Long-term debt	666,834	134,000
Deferred tax liability	4,782	—
Deferred rent	1,138	1,129
Total long-term liabilities	672,754	135,129

Total liabilities	691,551	139,711
Temporary equity	1,573,201	—
Equity	—	—
Class A Common Stock, par value $0.0001 per share; 240,000,000 shares authorized; 12,706,082 and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1	—
Class C Common Stock, par value $0.0001 per share; 120,000,000 shares authorized; 71,134,752 and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	7	—
Additional paid-in capital	221,819	—
Accumulated deficit	(162)	—
Partners' Capital	—	560,622
Noncontrolling interests	—	502,521
Total equity	221,665	1,063,143
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,486,417	$1,202,854

Unaudited Condensed Consolidated Statements of Income

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Oil, natural gas and natural gas liquids revenues	$108,761	$33,152	$260,219	$69,221
Lease bonus and other income	6,736	557	9,445	1,207
Total revenues	115,497	33,709	269,664	70,428

Operating expenses:
Management fees to affiliates	—	1,870	3,241	5,610
Depreciation, depletion and amortization	32,005	12,813	67,302	28,614
General and administrative	13,381	954	24,043	2,232
General and administrative - affiliates	—	1,686	74	4,903
Severance and ad valorem taxes	7,215	2,192	18,019	4,766
Total operating expenses	52,601	19,515	112,679	46,125

Net income from operations	62,896	14,194	156,985	24,303

Other expense:
Interest expense, net	(14,986)	(276)	(18,096)	(800)
Change in fair value of warrant liability	536	—	3,842	—
Loss on extinguishment of debt	(11,487)	—	(11,487)	—
Commodity derivatives gains	34,613	—	53,508	—
Income before income tax expense	71,572	13,918	184,752	23,503

Income tax expense	(2,561)	(143)	(5,206)	(233)

Net income	69,011	13,775	179,546	23,270
Net income attributable to Predecessor(3)	—	(13,775)	(78,104)	(23,270)
Net income attributable to temporary equity	(59,872)	—	(86,143)	—
Net income attributable to Class A stockholders	$9,139	$—	$15,299	$—

(3) The Falcon Merger was accounted for as a reverse merger and a business combination for accounting purposes using the acquisition method of accounting with Desert Peak Minerals as the accounting acquirer. As such, the historical financial information included herein are based on the financial statements of Desert Peak Mineral's predecessor, Kimmeridge Mineral Fund, LP (“KMF” or the “Predecessor”) prior to our corporate reorganization. KMF is the entity where the Company's historical financial statements were generated. Prior the Falcon Merger, Desert Peak Minerals was consolidated into the results of KMF.

Unaudited Condensed Consolidated Statements of Cash Flow

(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$179,546	$23,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	67,302	28,614
Amortization and write off of deferred financing costs and long-term debt discount	5,419	247
Share-based compensation	4,947	—
Change in fair value of warrant liability	(3,842)	—
Loss on extinguishment of debt	11,487	—
Commodity derivative gains	(53,508)	—
Net cash received for derivative settlements	2,239	—
Deferred tax expense	2,645	—
Change in operating assets and liabilities:
Accrued revenue and accounts receivable, net	(29,785)	(13,606)
Other prepaid assets	(1,903)	(187)
Other long-term assets	(115)	—
Accrued expenses and other liabilities	(12,986)	451
Due to affiliates	(380)	1,810
Other long-term liabilities	9	(36)
Net cash provided by operating activities	171,075	40,563

Cash flows from investing activities:
Acquisition of Falcon, net of cash	4,484	—
Predecessor cash not contributed in the Falcon Merger	(15,229)	—
Purchases of oil and gas properties	(558,062)	(26,834)
Proceeds from sales of oil and gas properties	—	(103)
Purchases of other property and equipment	(819)	—
Net cash used in investing activities	(569,626)	(26,937)

Cash flows from financing activities:
Borrowings on Revolving Credit Facility	196,895	20,000
Repayments on Revolving Credit Facility	(147,000)	(41,600)
Borrowings on Bridge Loan Facility	425,000	—
Repayments on Bridge Loan Facility	(425,000)	—
Bridge Loan Facility issuance costs	(14,909)	—
Borrowings on 2026 Senior Notes	444,500	—
2026 Senior Notes issuance costs	(4,169)	—
Issuance of equity in consolidated subsidiary	—	1,467
Capital contributions	—	8,000
Distributions to noncontrolling interests	(13,318)	—
Dividends paid to Class A stockholders	(9,017)	—
Distribution paid to Temporary Equity	(50,510)	—
Dividend equivalent rights paid	(283)	—
Payments of deferred financing costs	(3,964)	(195)
Deferred initial public offering costs	(61)	(179)
Other	(1,180)	—
Net cash provided by (used) in financing activities	396,984	(12,507)

Net change in cash and cash equivalents	(1,567)	1,119
Cash and cash equivalents, beginning of year	12,379	7,531
Cash and cash equivalents, end of period	$10,812	$8,650

Non-GAAP financial measures

Adjusted EBITDA, Discretionary Cash Flow and Cash G&A are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted EBITDA as net income (loss) plus (a) interest expense, (b) provisions for taxes, (c) depreciation, depletion and amortization, (d) non-cash share-based compensation expense, (e) impairment of oil and natural gas properties, (f) gains or losses on unsettled derivative instruments, (g) change in fair value of the warrant liability, (h) write off of deferred offering costs, (i) management fee to affiliates, (j) loss on debt extinguishment (k) one-time transaction costs and (l) write off of financing costs. Adjusted EBITDA is not a measure determined by accounting principles generally accepted in the United States of America (“GAAP”).

We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

We define Cash G&A as general and administrative expense less (a) non-cash share-based compensation expense (b) one-time transaction costs and (c) write off of financing costs.

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computations of Adjusted EBITDA, Discretionary Cash Flow and Cash G&A may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure for the period indicated (in thousands).

Three Months Ended September 30,
2022
Net income	$69,011
Interest expense, net	14,986
Income tax expense	2,561
Depreciation, depletion and amortization	32,005
EBITDA	$118,563
Non-cash share-based compensation expense	3,969
Gains on unsettled derivative instruments	(31,954)
Change in fair value of warrant liability	(536)
Loss on debt extinguishment	11,487
One-time transaction costs	3,599
Write off of financing costs	1,180
Adjusted EBITDA	$106,308

The following table presents a reconciliation of Discretionary Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

Three Months Ended September 30,
2022
Cash flow from operations	$82,644
Interest expense, net	14,986
Income tax expense	2,561
Deferred tax expense	(2,512)
Changes in operating assets and liabilities	8,692
Amortization of deferred financing costs and long-term debt discount	(3,662)
One-time transaction costs	3,599
Adjusted EBITDA	$106,308
Less:
Cash interest expense	11,516
Cash taxes	1,389
Discretionary Cash Flow	$93,403

The following table presents a reconciliation of Cash G&A to the most directly comparable GAAP financial measure for the period indicated (in thousands).

Three Months Ended September 30,
2022
General and administrative expense	$13,381
Less:
Non-cash share-based compensation expense	3,969
One-time transaction costs	3,599
Write off of financing costs	1,180
Cash G&A	$4,633

About Sitio Royalties Corp.

Sitio is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. With a clear objective of generating cash flow from operations that can be returned to stockholders and reinvested, Sitio has accumulated over 173,000 NRAs through the consummation of over 180 acquisitions to date. More information about Sitio is available at www.sitio.com.

Forward Looking Statements

This news release contains statements that may constitute “forward-looking statements” for purposes of federal securities laws, including communication relating to proposed business combination transactions (the "Merger") between Brigham and Sitio. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about expected benefits of acquisitions as well as future plans, expectations and objectives for Sitio's operations, including statements about strategy, synergies, future operations, financial position, prospects, and plans. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance, and financial condition to differ materially from our expectations and predictions. Additional information concerning these and other factors that may impact Sitio’s and Brigham’s expectations and projections can be found in Sitio’s periodic filings with the SEC, including Sitio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A “Risk Factors” in Sitio’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Brigham’s periodic filings with the SEC, including Brigham’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Sitio’s and Brigham’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Sitio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Merger, New Sitio filed a registration statement on Form S-4 with the SEC, which includes a proxy statement of Brigham, a consent solicitation statement of Sitio and a prospectus of New Sitio. The Merger will be submitted to Brigham’s stockholders for their consideration. Brigham, Sitio and New Sitio may also file other documents with the SEC regarding the Merger. After the registration statement has been declared effective by the SEC, a definitive consent solicitation statement/proxy statement/prospectus will be mailed to the shareholders of Brigham and Sitio. This document is not a substitute for the registration statement and consent solicitation statement/proxy statement/prospectus that New Sitio filed with the SEC or any other documents that Brigham, Sitio or New Sitio may file with the SEC or send to stockholders of Brigham or Sitio in connection with the Merger. INVESTORS AND STOCKHOLDERS OF BRIGHAM AND SITIO ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CONSENT SOLICITATION STATEMENT/PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.

Investors and shareholders may obtain free copies of the registration statement and the consent solicitation statement/proxy statement/prospectus and all other documents filed or that will be filed with the SEC by Brigham, Sitio or New Sitio, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Sitio, Brigham and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Brigham’s stockholders in connection with the Merger. Information regarding the directors and executive officers of Brigham is set forth in Brigham’s Definitive Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2022. Information regarding the directors and executive officers of Sitio is set forth in Sitio’s Definitive Proxy Statement on Schedule 14A for its Special Meeting of Stockholders, which was filed with the SEC on May 5, 2022, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is and will be contained in the registration statement, the consent solicitation statement/proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov.

IR contact:

Ross Wong

(720) 640–7647

IR@sitio.com